Exhibit 2.1

AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER (the “Agreement) is made as of September 22, 2004, by and between CALLWAVE, INC., a California corporation (“CallWave California”), and CALLWAVE, INC., a Delaware corporation (“CallWave Delaware”) (CallWave California and CallWave Delaware are hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS:

A. The Boards of Directors and Shareholders of both of the Constituent Corporations have determined that it is desirable and in the best interests of such Corporations and their Shareholders that CallWave California be merged with and into CallWave Delaware on the terms and conditions set forth in this Agreement, and the Boards of Directors and Shareholders of both of the Constituent Corporations have approved this Agreement.

B. Following the Merger (as that term is defined below), CallWave Delaware will be the surviving corporation and shall succeed to all of the rights and properties of CallWave California and shall be subject to all of the debts and obligations of CallWave California (including, but not limited to, the obligations to prepare and file all tax and information returns and to pay any tax liability due and payable) in the same manner as if CallWave Delaware had itself incurred such debts and obligations.

AGREEMENTS:

NOW, THEREFORE, in order to implement the foregoing, the parties agree as follows:

1. MERGER. At the Effective Time (as defined in Section 2 below), CallWave California shall be merged with and into CallWave Delaware (the “Merger”) pursuant to the provisions of, and with the effect provided in, Section 252 of the General Corporation Law of Delaware (the “DGCL”). CallWave Delaware shall be the surviving corporation of the Merger (the “Surviving Corporation”). The separate corporate existence of CallWave California shall cease at the Effective Time. The corporate existence of the Surviving Corporation shall continue unimpaired and unaffected by the Merger.

2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time of the filing in the office of the Secretary of State of the State of Delaware of a copy of the Certificate of Merger (“Certificate of Merger”), a copy of which is set forth in EXHIBIT A hereto, which time is herein sometimes referred to as the “Effective Time.”

3. CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of CallWave Delaware in effect at the Effective Time shall be and shall remain the Certificate of Incorporation of the Surviving Corporation until amended as provided by law.

4. DIRECTORS AND OFFICERS. The directors and officers of CallWave Delaware holding office at the Effective Time shall hold office in the Surviving Corporation until removed as provided by law or until the election and qualification of their respective successors.

5.	CONVERSION OF SHARES

5.1 CALLWAVE CALIFORNIA CAPITAL STOCK. Upon the Effective Time, each share of capital stock of CallWave California outstanding immediately prior to the Effective Time shall be converted by reason of the Merger and without any action on the part of the holders thereof be converted into shares of capital stock of CallWave Delaware as follows:

(a) Every one (1) share of the issued and outstanding common stock of CallWave California shall be converted into one (1) share of the common stock of CallWave Delaware;

(b) Every one (1) share of the issued and outstanding Series A preferred stock of CallWave California shall be converted into one (1) share of the Series A preferred stock of CallWave Delaware;

(c) Every one (1) share of the issued and outstanding Series B preferred stock of CallWave California shall be converted into one (1) share of the Series B preferred stock of CallWave Delaware;

(d) Every one (1) share of the issued and outstanding Series C preferred stock of CallWave California shall be converted into one (1) share of the Series C preferred stock of CallWave Delaware;

(e) Every one (1) share of the issued and outstanding Series D preferred stock of CallWave California shall be converted into one (1) share of the Series D preferred stock of CallWave Delaware; and

(f) Every one (1) share of the issued and outstanding Series E preferred stock of CallWave California shall be converted into one (1) share of the Series E preferred stock of CallWave Delaware.

5.2 CALLWAVE CALIFORNIA OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. At the Effective Time, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of CallWave California, including, without limitation, the 1999 Stock Option Plan, the 2000 Stock Option Plan and the 2003 Cash Bonus Plan of CallWave California. Each outstanding and unexercised option, warrant or right to purchase Common Stock of CallWave California shall become an option, warrant or right to purchase Common Stock of the Surviving Corporation on the basis of one (1) share of Common Stock of the Surviving Corporation for one (1) share of CallWave California Common Stock issuable pursuant to any such option, warrant or right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such CallWave California option, warrant or right at the Effective Time. No fraction of a share of the Surviving Corporation’s Common Stock will be issued, but in lieu thereof, each option, warrant or right to purchase Common Stock of CallWave California will be rounded to the nearest whole share of Common Stock of the Surviving Corporation, with one-half being rounded down. A number of shares of the Common Stock of the Surviving Corporation shall be reserved for issuance upon the exercise of such options, warrants or rights equal to the number of shares of CallWave California Common Stock so reserved immediately prior to the Effective Time and giving effect for the conversion of each share of Common Stock of CallWave California into one (1) share of Common Stock of CallWave Delaware.

5.3 CALLWAVE DELAWARE CAPITAL STOCK. Upon the Effective Time, each share of common stock of CallWave Delaware issued and outstanding immediately prior to the Effective Time shall be canceled and returned to the status of authorized but unissued common stock. There are no shares of preferred stock of CallWave Delaware issued and outstanding immediately prior to the Effective Time.

6. ASSUMPTION OF OBLIGATIONS. At the Effective Time, the corporate franchises and existence and rights of CallWave California shall be merged into CallWave Delaware and CallWave Delaware shall, as the Surviving Corporation, be fully vested therewith. At the Effective Time, (a) the Surviving Corporation shall possess all of the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations; (b) all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, including stock subscriptions, and all other things in action and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; (c) all property, rights, privileges, powers, franchises and all and every other interest of each of the Constituent Corporations shall be thereafter as effectually the property of the Surviving Corporation as they had been of the respective Constituent Corporations; and (d) the title to any real property, or any interest therein, which has vested by deed or otherwise in either of the Constituent Corporations, shall neither revert to the transferor thereof nor be in any way impaired by reason of the Merger. The Surviving Corporation shall assume and thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations (including, but not limited to, the obligations to prepare and file, or to cause to be prepared and filed, all tax and information returns for each Constituent Corporation and to pay any tax liability of each Constituent Corporation determined to be due and payable).

7. EXCHANGE OF CERTIFICATES.

7.1 SURRENDER OF CERTIFICATES. After the Effective Time, each holder of an outstanding certificate representing shares of CallWave California Common Stock or Preferred Stock may, at such stockholder’s option, surrender the same for cancellation to an exchange agent whose name will be delivered to holders prior to any requested exchange (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Common Stock or Preferred Stock of the Surviving Corporation into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of CallWave California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of whole shares of Common Stock or Preferred Stock of the Surviving Corporation into which such shares of CallWave California Common Stock or Preferred Stock were converted in the Merger.

7.2 RIGHTS. The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any of such outstanding certificate, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, shall have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificates as provided above.

7.3 LEGENDS. Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as each certificate of CallWave California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

7.4 ISSUANCE OF NEW CERTIFICATES. If any certificate for shares of the Surviving Corporation’s Common Stock or Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

8. SHAREHOLDER APPROVAL. The terms and conditions of the Merger and this Agreement have been approved by the requisite vote of the Shareholders of both CallWave California and CallWave Delaware.

9. FILING WITH FRANCHISE TAX BOARD. As the Surviving Corporation is qualified as a foreign corporation to do business in California, pursuant to Section 1107.5(b) of the California General Corporation Law (“CGCL”), neither of the Constituent Corporations is obligated to notify the California Franchise Tax Board of the Merger or to obtain from the Franchise Tax Board a tax clearance certificate prior to the Effective Time.

10. FURTHER ACTS. From time to time, as or when requested by the Surviving Corporation, or by its successors or assigns, each of the Constituent Corporations shall execute and deliver or cause to be executed and delivered all such other instruments, and shall take or cause to be taken all such further or other actions, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation and its successors and assigns, title to and possession of all of the property, rights, privileges, powers and franchises referred to in Section 6, above, and otherwise to carry out the intent and purposes of this Agreement.

11. AMENDMENT. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after the adoption and approval of this Agreement by the Shareholders of the Constituent Corporations. If any amendment, modification or supplement changes any of the principal terms of this Agreement, then said amendment, modification or supplement to this Agreement shall be approved by the Boards of Directors of each of the Constituent Corporations and by the Shareholders of each of the Constituent Corporation who approved this Agreement.

12. ABANDONMENT. Subject to the rights of third parties under any contracts relating thereto, this Agreement may be abandoned by the action of the Boards of Directors of both of the Constituent Corporations at any time before or after approval or adoption of this Agreement by the Shareholders of the Constituent Corporations, notwithstanding favorable action on the Merger by the Shareholders of either Constituent Corporation, but not later than the Effective Time.

13.	MISCELLANEOUS

13.1 ADDRESS OF SURVIVING CORPORATION. The address of the Surviving Corporation for purposes of the delivery of notices regarding any matter relating to the Merger and the transactions contemplated in this Agreement is as follows:

CallWave, Inc.

Attn: President

136 West Canon Perdido Street, Suite A

Santa Barbara, California 93101

13.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall constitute but one agreement.

13.3 DESCRIPTIVE HEADINGS. The descriptive headings in this Agreement are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

13.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware as applied to agreements between Delaware residents made and to be performed entirely within the State of Delaware.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority granted by its Board of Directors, has caused this Agreement of Merger to be executed on its behalf as of the day and year first above written.

CALLWAVE, INC., a California Corporation		CALLWAVE, INC., a Delaware corporation

By	/s/ David F. Hofstatter	By	/s/ David F. Hofstatter
	David F. Hofstatter, President		David F. Hofstatter, President

By	/s/ David S. Trandal	By	/s/ David S. Trandal
	David S. Trandal, Secretary		David S. Trandal, Secretary

EXHIBIT A

CERTIFICATE OF MERGER

(Delaware)

CERTIFICATE OF MERGER

OF

CALLWAVE, INC., A CALIFORNIA CORPORATION

INTO

CALLWAVE, INC., A DELAWARE CORPORATION

(Pursuant to Section 252 of the General Corporation Law of the State of Delaware)

The undersigned corporations do hereby certify that:

1. CONSTITUENT CORPORATIONS. The name and state of incorporation of each of the constituent corporations are:

CallWave, Inc., a California corporation (“CallWave California”); and

CallWave, Inc., a Delaware corporation (“CallWave Delaware”).

2. AGREEMENT OF MERGER. An Agreement of Merger dated as of September 22, 2004 (the “Agreement of Merger”), by and among the constituent corporations has been approved, adopted, certified, executed and acknowledged by CallWave California and by CallWave Delaware in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

3. EFFECTIVE DATE. The Merger shall become effective upon the filing of this Certificate of Merger, which time is herein sometimes referred to as the “Effective Time.”

4. SURVIVING CORPORATION. CallWave California shall be merged with and into CallWave Delaware and the name of the surviving corporation is CallWave, Inc., a Delaware corporation (the “Surviving Corporation”).

5. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of CallWave Delaware shall be the certificate of incorporation of the Surviving Corporation.

6. LOCATION OF AGREEMENT OF MERGER. The executed Agreement of Merger is on file at the principal place of business of CallWave Delaware, at 136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101.

7. DELIVERY OF COPY OF AGREEMENT OF MERGER. A copy of the Agreement of Merger will be furnished by CallWave Delaware, on request and without cost, to any stockholder of CallWave California or CallWave Delaware.

8. AUTHORIZED STOCK OF CONSTITUENT CORPORATION. The authorized capital stock of CallWave California is 50,000,000 shares of common stock, no par value, and 17,391,641 shares of preferred stock, no par value, of which:

(a) 648,005 shares of preferred stock have been designated Series A preferred stock;

(b) 2,828,727 shares of preferred stock have been designated Series B preferred stock;

(c) 1,229,166 shares of preferred stock have been designated Series C preferred stock;

(d) 1,705,696 shares of preferred stock have been designated Series D preferred stock;

(e) 7,819,347 shares of preferred stock have been designated Series E preferred stock; and

(f) 3,000,000 shares of preferred stock have been designated Series E-1 preferred stock..

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, this Certificate of Merger has been executed on September 22, 2004.

CALLWAVE, INC., a Delaware corporation

By:	/s/ David F. Hofstatter
David F. Hofstatter, President

By:	/s/ David S. Trandal
David S. Trandal, Secretary

CALLWAVE, INC., a California corporation

By:	/s/ David F. Hofstatter
David F. Hofstatter, President

By:	/s/ David S. Trandal
David S. Trandal, Secretary

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